UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 27, 2013

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 27, 2013, Genworth Financial, Inc. (the “Company”), AqGen Liberty Holdings LLC (“Buyer Parent”), AqGen Liberty Management I, Inc., AqGen Liberty Management II, Inc. and AqGen Liberty Acquisition, Inc. (the “Buyer”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which the Company agreed to sell to Buyer (the “Transaction”) its Wealth Management business consisting of 100% of the outstanding capital stock of AssetMark Holdings, Inc., including its subsidiaries: Centurion Capital Group Inc., Genworth Financial Wealth Management, Inc., Quantuvis Consulting, Inc., Genworth Financial Trust Company (“GFTC”), Centurion Financial Advisers Inc., Centurion-Hesse Investment Management Corp., Altegris Holdings, Inc., Altegris Portfolio Management, Inc., Altegris Advisors, L.L.C., Altegris Services, L.L.C., Altegris Clearing Solutions, L.L.C., Altegris Futures, L.L.C. and Altegris Investments, Inc. (collectively, the “Stock Sale Companies”) for $412,500,000 in cash (the “Base Purchase Price”). The Stock Sale Companies are principally engaged in the Turnkey Asset Management Program business and the alternative investment solutions business.

Buyer has informed the Company that it intends to borrow a portion of the Base Purchase Price from third party financing sources other than the Company; however, the receipt of such financing is not a condition to the closing of the Transaction. Should such financing not be available, the Stock Purchase Agreement provides that the Company will extend a senior secured term loan facility in an amount not to exceed $115.5 million plus out of pocket related expenses up to a maximum of $9.5 million for a three-year term from the closing date of the Transaction (the “Closing Date”) at an interest rate of LIBOR plus 425 basis points, with quarterly increases of 25 basis points (the “Seller Financing”). The Seller Financing would be secured by a perfected first priority security interest in substantially all the assets of Buyer Parent and its subsidiaries, including the equity interests of the Stock Sale Companies. The Seller Financing would also be guaranteed by Buyer Parent and certain of its subsidiaries, including the Stock Sale Companies. The Seller Financing would be subject to mandatory prepayments from 50% of the excess cash flow of the Stock Sale Companies, 100% of the net cash proceeds of the sale of certain assets by Buyer Parent and its subsidiaries and 100% of the net cash proceeds of the issuance of certain debt by Buyer Parent and certain of its subsidiaries. The Seller Financing would contain customary terms and conditions, including various covenants and acceleration events.

The Base Purchase Price will be adjusted after closing of the Transaction based on the difference between $30 million and the amount of the adjusted working capital held by the Stock Sale Companies other than GFTC (the “Non-GFTC Companies”) as of the Closing Date and the difference between $20 million and the amount of adjusted capital held by GFTC as of the Closing Date. In the event that the amount of adjusted working capital held by the Non-GFTC Companies exceeds $30 million as of the Closing Date, the Buyer will pay to the Company the difference, plus interest thereon. In the event that the amount of adjusted working capital held by the Non-GFTC Companies is less than $30 million as of the Closing Date, the Company will pay to the Buyer the difference, plus interest thereon. Similarly, in the event that the amount of capital held by GFTC exceeds $20 million as of the Closing Date, the Buyer will pay to the Company the difference to the extent permitted to be removed from GFTC’s capital under applicable law, plus interest thereon. In the event that the amount of adjusted capital held by GFTC is less than $20 million as of the Closing Date, the Company will pay to the Buyer the difference, plus interest thereon.

The Stock Purchase Agreement contains customary representations, warranties, covenants, indemnification rights and termination provisions. Subject to certain exceptions, the Company has agreed not to use certain confidential information as a means to offer products or services to any person that are the same or similar to products or services provided by a Stock Sale Company to any such person as of the Closing Date for a period of two years following the Closing Date.

The Stock Purchase Agreement provides that the Company and the Buyer will enter into transition services agreements (the “Transition Services Agreements”), to be effective as of the Closing Date, pursuant to which the Company will provide transition services to the Stock Sale Companies. The transition services provided under the Transition Services Agreements generally consist of ongoing operational support of the Stock Sale Companies during the transition of the acquired businesses to the Buyer, which is expected to be completed within twelve months after the Closing Date.

The Stock Purchase Agreement also provides that the Company and the Buyer will enter into a transitional trademark license agreement, to be effective as of the Closing Date, pursuant to which the Company agreed to grant a limited, non-exclusive, non-transferable, non-sublicensable and royalty-free license to use certain trademarks and Internet domain names in the United States for a limited period of time.

The consummation of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including receipt of regulatory approvals, such as the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the approval of the change of control of GFTC by the Arizona Department of Financial Institutions and of Altegris Investments, Inc. by the Financial Industry Regulatory Authority, the receipt of a specified percentage of fund consents and a specified percentage of certain clients not affirmatively objecting to the Transaction. The closing is expected to occur in the second half of 2013.

The foregoing summary of the Stock Purchase Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

In connection with the Transaction, the Company separately agreed to pay approximately $40 million, conditional on the closing of the Transaction, to settle obligations to the former owners of the Altegris businesses under the 2010 purchase and sale agreement for the acquisition of such businesses.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

2.1	Stock Purchase Agreement, dated as of March 27, 2013, by and among Genworth Financial, Inc. and AqGen Liberty Holdings LLC, AqGen Liberty Management I, Inc., AqGen Liberty Management II, Inc. and AqGen Liberty Acquisition, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: March 28, 2013	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Stock Purchase Agreement, dated as of March 27, 2013, by and among Genworth Financial, Inc. and AqGen Liberty Holdings LLC, AqGen Liberty Management I, Inc., AqGen Liberty Management II, Inc. and AqGen Liberty Acquisition, Inc.

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